Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY QUARTERLY

AND ANNUAL EARNINGS

EL DORADO, Arkansas, January 27, 2010 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the fourth quarter of 2009 was $318.8 million ($1.65 per diluted share), compared to net income of $127.4 million ($0.67 per diluted share) in the fourth quarter 2008. The 2009 period included a $185.3 million after-tax benefit from anticipated recovery of deepwater federal royalties previously paid for certain oil and gas properties in the Gulf of Mexico. A U.S. circuit court of appeals affirmed in 2009 a ruling that the U.S. government improperly collected royalties on these leases when oil and gas prices exceeded certain levels. This amount includes after-tax interest income of $27.0 million. Net income in the 2009 fourth quarter also included a $31.3 million after-tax charge associated with an anticipated reduction of the Company’s working interest in the Terra Nova field, offshore Eastern Canada. The Terra Nova joint operating agreement requires a redetermination process to occur with resulting adjustments settled in cash and applied retroactively to the deemed date of payout which is approximately December 2004. In the second quarter 2009, the Company recognized a charge assuming a working interest reduction from the current 12.0% to approximately 11.5%. The charge recorded in the fourth quarter 2009 further reduces the Company’s anticipated working interest to approximately 10.5%. The redetermination process is being arbitrated with completion anticipated in late 2010. The final results of the arbitration could improve the Company’s working interest percentage above 10.5%. Excluding these two items, income for the fourth quarter 2009 was $164.8 million, a 29% increase from the fourth quarter 2008.

For the year of 2009, net income totaled $837.6 million ($4.35 per diluted share), which was significantly below the $1.74 billion ($9.06 per diluted share) of net income in 2008. The 2009 results included income from discontinued operations of $97.1 million ($0.50 per diluted share), which arose primarily from a gain on sale of the Company’s operations in Ecuador in March 2009. The current period benefited by $185.3 million after taxes from an anticipated recovery of federal royalties and associated interest, while the prior period included gain on sales of two properties in Canada.

Fourth Quarter 2009 vs. Fourth Quarter 2008

Exploration and Production (E&P)

The Company’s income contribution from exploration and production continuing operations was $339.1 million in the fourth quarter of 2009 compared to $68.6 million in the same quarter of 2008. Higher earnings in 2009 were primarily attributable to the previously mentioned anticipated recovery of U.S. federal deepwater Gulf of Mexico royalties, plus higher oil sales prices, higher natural gas sales volumes, and lower exploration expenses in the 2009 fourth quarter compared to the same period in 2008. The 2009 period was unfavorably affected compared to 2008 by lower natural gas sales prices and the aforementioned $31.3 million after-tax charge related to an anticipated reduction in the Company’s working interest in the Terra Nova field.

The Company’s crude oil, condensate and gas liquids production from continuing operations averaged 138,269 barrels per day in the fourth quarter of 2009 compared to 122,303 barrels per day in the 2008 quarter. The 13% improvement in oil production in the just completed quarter was primarily attributable to volumes produced at the Thunder Hawk field in the Gulf of Mexico and the Azurite field offshore Republic of the Congo, both of which came on line in the third quarter of 2009. Oil sales volumes from continuing operations averaged 130,386 barrels per day in the fourth quarter of 2009 compared to 131,543 barrels per day in the 2008 quarter. Natural gas sales volumes were 306 million cubic feet per day in the 2009 fourth quarter, up from 53 million cubic feet per day in the 2008 quarter, an overall increase of 482% from a year ago. Higher natural gas sales volumes in the fourth quarter 2009 were primarily due to start-up of Sarawak natural gas production in September 2009, and higher gas volumes produced during 2009 at the Tupper and Kikeh fields, both of which started up in December 2008.

Worldwide crude oil, condensate and gas liquids sales prices averaged $67.59 per barrel for the 2009 fourth quarter compared to $49.51 per barrel in the 2008 quarter. North American natural gas sales prices averaged $4.17 per thousand cubic feet (MCF) in the 2009 fourth quarter compared to $7.13 per MCF in the 2008 quarter. The average sales price for Sarawak natural gas was $4.04 per MCF in the fourth quarter 2009. Exploration expenses were $81.2 million in the 2009 fourth quarter compared to $134.1 million in the 2008 quarter. The lower exploratory expense in the 2009 quarter was attributable to less leasehold amortization for the Tupper area in Western Canada in 2009 and higher costs in 2008 for seismic acquisition in Suriname and unsuccessful wildcat drilling in Australia. Production and depreciation expenses increased in 2009 compared to 2008 mostly due to higher hydrocarbon sales volumes and higher average costs in most producing areas.

Refining and Marketing (R&M)

The Company’s refining and marketing operations incurred a loss of $4.1 million in the fourth quarter of 2009 compared to income of $140.5 million in the 2008 quarter. The unfavorable variance in results in the 2009 quarter compared to 2008 was primarily attributable to significantly weaker U.S. retail marketing margins in the latest quarter. Additionally, refining margins in 2009 in both the U.S. and U.K. were well below those in the 2008 quarter.

Corporate

Corporate activities resulted in after-tax costs of $15.5 million in the 2009 fourth quarter compared to costs of $76.0 million in the 2008 quarter. The 2009 quarter included a $27.0 million after-tax benefit for interest income on the anticipated federal royalty recovery related to certain Gulf of Mexico leases. The 2009 period also had lower foreign exchange losses, but partial offsets were higher administrative expense and higher net interest expense after capitalization of development projects. Foreign exchange losses after taxes were $9.3 million in the 2009 period compared to losses of $59.7 million in the same period of 2008.

Year 2009 vs. Year 2008

Income from the Company’s exploration and production and the refining and marketing businesses was lower for the full-year 2009 compared to 2008, but these reductions were partially offset by lower after-tax costs of corporate activities and income from discontinued operations in 2009.

Exploration and Production (E&P)

The Company’s exploration and production continuing operations earned $691.8 million in 2009 compared to $1.60 billion in 2008. The lower earnings in this business in 2009 were attributable to weaker oil and natural gas sales prices in the current year and no repeat of profit on sales of two properties in Canada in 2008. Other unfavorable variances in 2009 compared to 2008 included an after-tax charge of $58.4 million attributable to an anticipated reduction of the Company’s working interest at Terra Nova from 12.0% to approximately 10.5%, and higher production and depreciation expenses primarily caused by increased sales volumes and higher extraction costs for various fields in 2009. These were partially offset by the aforementioned benefit from anticipated recovery of federal royalties in the Gulf of Mexico, higher crude oil and natural gas sales volumes and lower exploration expenses in the just completed year. Exploration expenses of $265.2 million in 2009 were lower than the $344.4 million in 2008, with the most significant current-year reductions due to less amortization of leasehold costs at Tupper area leases and lower unsuccessful exploratory drilling costs in Malaysia.

Crude oil, condensate and gas liquids production from continuing operations averaged 130,522 barrels per day in 2009 compared to 110,842 barrels per day in 2008. The 18% increase in crude oil production in 2009 was primarily attributable to higher production levels at the Kikeh field. Crude oil and gas liquids sales volumes from continuing operations were 125,187 barrels per day in the current year compared to 116,080 barrels per day in 2008. Natural gas sales were 187 million cubic feet per day in 2009 compared to 56 million cubic feet per day in 2008. The 237% growth in natural gas sales volume in 2009 was primarily caused by higher production at two fields that commenced production in December 2008 – Tupper and Kikeh – and production offshore Sarawak that started up in September 2009. Oil sales prices averaged $56.41 per barrel in 2009 compared to $89.16 per barrel in 2008. North American natural gas was sold for an average of $3.57 per MCF in 2009, down from $9.54 per MCF in 2008. Natural gas produced offshore Sarawak was sold at an average price of $4.05 per MCF during 2009.

Refining and Marketing (R&M)

The Company’s refining and marketing operations generated income of $71.7 million in 2009, compared to record profits of $313.8 million in 2008. The reduction in 2009 profits was caused mostly by lower U.S. retail gasoline sales margins and lower earnings for U.K. refining operations.

Corporate

Corporate after-tax costs were $23.0 million in 2009 compared to $171.8 million in 2008. Net costs were lower in 2009 compared to 2008 primarily due to less foreign exchange losses, interest income on the anticipated Gulf of Mexico royalty recovery, and lower net interest expense. The 2009 period included after-tax foreign exchange benefits of $33.3 million, while the effect on 2008 from foreign exchange was an after-tax charge of $87.8 million. Lower net interest expense was mostly caused by lower average interest rates paid on borrowed funds during the 2009 period.

David M. Wood, President and Chief Executive Officer, commented, “The year 2009 included several highlights for Murphy Oil, including new oil production at the Thunder Hawk and Azurite fields; new natural gas production offshore Sarawak; our Board’s sanction of the Tupper West area natural gas development; significant land acquisition and successful early drilling in the Eagle Ford Shale in South Texas; and purchase of an ethanol production facility in North Dakota. All of this was done while maintaining a strong balance sheet with low financial leverage. However, looking into 2010, we face continuing challenges. Although oil prices have shown some strength in the early days of the new year, refining and marketing margins in the U.S. and U.K. have continued to be very weak. Additionally, the timing for a significant economic recovery may take a bit longer than originally thought.

“First quarter 2010 production is projected to average 192,000 barrels of oil equivalent per day, with sales volumes projected at 198,000 barrels of oil equivalent per day. Our current earnings estimate for the first quarter is in the range of $0.80 to $0.95 per diluted share. This estimate includes total exploration expense of between $50 million and $90 million, with a worldwide downstream loss of $24 million. Projected results for the first quarter could be affected by commodity prices, drilling results, timing of oil sales and refining and marketing margins.”

The public is invited to access the Company’s conference call to discuss fourth quarter 2009 results on Thursday, January 28 at 12:00 p.m. CST either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-877-941-2927. The telephone reservation number for the call is 4197128. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through February 1st by calling 1-800-406-7325. Audio downloads of the conference will be available on Murphy’s website through March 1st and via Thomson StreetEvents for their service subscribers.

Summary financial data and operating statistics for the fourth quarter and year of 2009 with comparisons to 2008 are contained in the attached tables.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see Murphy’s 2008 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

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MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended December 31, 2009		Three Months Ended December 31, 2008[1]

	Revenues	Income	Revenues	Income

Exploration and production
United States[2]	$416.2	175.4	61.0	(2.9)
Canada	225.4	26.0	181.7	34.2
United Kingdom	19.7	3.5	29.5	6.8
Malaysia	466.5	161.0	342.7	88.9
Republic of the Congo	16.5	(11.2)	—	.3
Other	1.4	(15.6)	(0.5)	(58.7)

	1,145.7	339.1	614.4	68.6

Refining and marketing
North America	3,925.4	9.9	3,198.1	130.6
United Kingdom	800.3	(14.0)	710.7	9.9

	4,725.7	(4.1)	3,908.8	140.5

	5,871.4	335.0	4,523.2	209.1
Intersegment transfers elimination	(32.9)	—	(35.0)	—

	5,838.5	335.0	4,488.2	209.1
Corporate	35.4	(15.5)	(77.1)	(76.0)

Revenue/income from continuing operations	5,873.9	319.5	4,411.1	133.1
Discontinued operations, net of tax	—	(.7)	—	(5.7)

Total revenues/net income	$5,873.9	318.8	4,411.1	127.4

	Twelve Months Ended December 31, 2009		Twelve Months Ended December 31, 2008[1]

	Revenues	Income	Revenues	Income

Exploration and production
United States[2]	$708.6	178.0	529.1	156.6
Canada	720.5	64.8	1,376.5	588.7
United Kingdom	61.6	12.6	216.0	73.8
Malaysia	1,526.4	561.9	2,000.6	865.3
Republic of the Congo	16.5	(20.6)	—	(1.1)
Other	2.4	(104.9)	1.8	(80.5)

	3,036.0	691.8	4,124.0	1,602.8

Refining and marketing
North America	13,280.3	92.2	18,927.0	227.9
United Kingdom	2,725.9	(20.5)	4,639.1	85.9

	16,006.2	71.7	23,566.1	313.8

	19,042.2	763.5	27,690.1	1,916.6
Intersegment transfers elimination	(85.3)	—	(166.7)	—

	18,956.9	763.5	27,523.4	1,916.6
Corporate	102.2	(23.0)	(91.1)	(171.8)

Revenue/income from continuing operations	19,059.1	740.5	27,432.3	1,744.8
Discontinued operations, net of tax	—	97.1	—	(4.8)

Total revenues/net income	$19,059.1	837.6	27,432.3	1,740.0

[1]	Reclassified to conform to current presentation.
[2]	Revenues for 2009 include $244.4 million of federal royalties anticipated to be recovered in 2010 on certain Gulf of Mexico leases.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Millions of dollars)	United States	Canada	United Kingdom	Malaysia	Republic of the Congo	Other	Synthetic Oil – Canada	Total

Three Months Ended December 31, 2009

Oil and gas sales and other revenues	$416.2	129.5	19.7	466.5	16.5	1.4	95.9	1,145.7
Production expenses	38.4	26.2	6.6	73.7	15.4	—	40.6	200.9
Depreciation, depletion and amortization	79.1	49.0	4.0	91.7	11.4	.3	8.2	243.7
Impairment of long-lived assets	5.2	—	—	—	—	—	—	5.2
Accretion of asset retirement obligations	1.7	1.2	.4	2.2	.1	.2	1.1	6.9
Exploration expenses
Dry holes	(.4)	—	—	41.1	.4	—	—	41.1
Geological and geophysical	6.9	5.3	—	.2	—	7.0	—	19.4
Other	1.5	.1	(.1)	—	.1	2.4	—	4.0

	8.0	5.4	(.1)	41.3	.5	9.4	—	64.5
Undeveloped lease amortization	11.5	3.9	—	—	—	1.3	—	16.7

Total exploration expenses	19.5	9.3	(.1)	41.3	.5	10.7	—	81.2

Terra Nova working interest redetermination	—	47.1	—	—	—	—	—	47.1
Selling and general expenses	7.0	5.9	.9	(4.1)	(1.0)	6.5	.2	15.4

Results of operations before taxes	265.3	(9.2)	7.9	261.7	(9.9)	(16.3)	45.8	545.3
Income tax provisions (benefits)	89.9	(1.4)	4.4	100.7	1.3	(.7)	12.0	206.2

Results of operations (excluding corporate overhead and interest)	$175.4	(7.8)	3.5	161.0	(11.2)	(15.6)	33.8	339.1

Three Months Ended December 31, 2008*

Oil and gas sales and other revenues	$61.0	106.8	29.5	342.7	—	(.5)	74.9	614.4
Production expenses	18.5	21.8	8.8	60.3	—	—	42.1	151.5
Depreciation, depletion and amortization	29.2	25.6	7.6	81.5	—	.4	8.0	152.3
Accretion of asset retirement obligations	1.6	.9	.7	1.9	—	.1	3.4	8.6
Exploration expenses
Dry holes	(.1)	—	—	44.6	—	31.1	—	75.6
Geological and geophysical	7.2	3.6	—	.9	—	16.7	—	28.4
Other	1.0	.2	—	—	(.3)	2.6	—	3.5

	8.1	3.8	—	45.5	(.3)	50.4	—	107.5
Undeveloped lease amortization	6.7	19.8	—	—	—	.1	—	26.6

Total exploration expenses	14.8	23.6	—	45.5	(.3)	50.5	—	134.1

Selling and general expenses	2.0	2.9	1.0	(.9)	—	7.8	.1	12.9

Results of operations before taxes	(5.1)	32.0	11.4	154.4	.3	(59.3)	21.3	155.0
Income tax provisions (benefits)	(2.2)	10.0	4.6	65.5	—	(.6)	9.1	86.4

Results of operations (excluding corporate overhead and interest)	$(2.9)	22.0	6.8	88.9	.3	(58.7)	12.2	68.6

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Millions of dollars)	United States	Canada	United Kingdom	Malaysia	Republic of the Congo	Other	Synthetic Oil – Canada	Total

Twelve Months Ended December 31, 2009

Oil and gas sales and other revenues	$708.6	432.0	61.6	1,526.4	16.5	2.4	288.5	3,036.0
Production expenses	101.2	97.9	19.9	248.2	15.4	—	171.9	654.5
Depreciation, depletion and amortization	246.5	171.8	12.4	304.1	11.5	1.4	28.1	775.8
Impairment of long-lived assets	5.2	—	—	—	—	—	—	5.2
Accretion of asset retirement obligations	6.8	4.3	1.6	7.8	.1	.6	4.3	25.5
Exploration expenses
Dry holes	11.3	—	—	55.0	13.9	45.1	—	125.3
Geological and geophysical	9.7	9.6	—	.8	—	20.4	—	40.5
Other	6.5	.4	.2	—	(3.1)	12.2	—	16.2

	27.5	10.0	.2	55.8	10.8	77.7	—	182.0
Undeveloped lease amortization	34.7	44.1	—	—	—	4.4	—	83.2

Total exploration expenses	62.2	54.1	.2	55.8	10.8	82.1	—	265.2

Terra Nova working interest redetermination	—	83.5	—	—	—	—	—	83.5
Selling and general expenses	20.3	18.0	3.0	(5.5)	(2.0)	23.8	.8	58.4

Results of operations before taxes	266.4	2.4	24.5	916.0	(19.3)	(105.5)	83.4	1,167.9
Income tax provisions (benefits)	88.4	1.2	11.9	354.1	1.3	(.6)	19.8	476.1

Results of operations (excluding corporate overhead and interest)	$178.0	1.2	12.6	561.9	(20.6)	(104.9)	63.6	691.8

Twelve Months Ended December 31, 2008*

Oil and gas sales and other revenues	$529.1	914.4	216.0	2,000.6	—	1.8	462.1	4,124.0
Production expenses	67.0	88.6	32.9	234.4	—	—	188.6	611.5
Depreciation, depletion and amortization	110.0	111.1	28.9	248.4	.2	.9	28.3	527.8
Accretion of asset retirement obligations	6.2	4.4	2.4	5.9	—	.7	3.9	23.5
Exploration expenses
Dry holes	18.0	—	—	80.4	—	31.1	—	129.5
Geological and geophysical	34.4	18.4	—	14.3	.5	17.6	—	85.2
Other	5.8	.5	.5	—	(.4)	11.3	—	17.7

	58.2	18.9	.5	94.7	.1	60.0	—	232.4
Undeveloped lease amortization	25.2	85.9	—	—	.8	.1	—	112.0

Total exploration expenses	83.4	104.8	.5	94.7	.9	60.1	—	344.4

Selling and general expenses	20.1	12.6	4.6	(1.0)	—	20.6	.8	57.7

Results of operations before taxes	242.4	592.9	146.7	1,418.2	(1.1)	(80.5)	240.5	2,559.1
Income tax provisions	85.8	169.1	72.9	552.9	—	—	75.6	956.3

Results of operations (excluding corporate overhead and interest)	$156.6	423.8	73.8	865.3	(1.1)	(80.5)	164.9	1,602.8

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, except twelve months in 2008)

(Thousands of dollars, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008*	2009	2008*

Revenues	$5,873,937	4,411,096	19,059,092	27,432,331

Costs and expenses
Crude oil and product purchases	4,371,001	3,337,310	14,594,289	21,649,742
Operating expenses	463,983	409,219	1,621,854	1,657,427
Exploration expenses	81,222	134,070	265,172	344,406
Selling and general expenses	67,120	58,053	242,266	228,490
Depreciation, depletion and amortization	281,318	186,769	919,055	667,265
Impairment of long-lived assets	5,240	—	5,240	—
Accretion of asset retirement obligations	7,020	8,854	26,154	24,484
Redetermination of Terra Nova working interest	47,106	—	83,498	—
Interest expense	15,222	14,285	53,005	73,611
Interest capitalized	(2,029)	(11,223)	(28,614)	(31,459)

	5,337,203	4,137,337	17,781,919	24,613,966

Income from continuing operations before income taxes	536,734	273,759	1,277,173	2,818,365
Income tax expense	217,178	140,749	536,656	1,073,616

Income from continuing operations	319,556	133,010	740,517	1,744,749
Income (loss) from discontinued operations, net of tax	(686)	(5,642)	97,104	(4,763)

Net income	$318,870	127,368	837,621	1,739,986

Per Common share - Basic
Continuing operations	$1.67	0.70	3.88	9.20
Discontinued operations	—	(0.03)	0.51	(0.02)

Total	$1.67	0.67	4.39	9.18

Per Common share - Diluted
Continuing operations	$1.65	0.70	3.85	9.08
Discontinued operations	—	(0.03)	0.50	(0.02)

Total	$1.65	0.67	4.35	9.06

Cash dividends per Common share	$0.25	0.25	1.00	0.875

Average Common shares outstanding (thousands)
Basic	190,983	189,932	190,767	189,609
Diluted	192,840	191,467	192,468	192,134

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited except twelve months in 2008)

(Thousands of dollars)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008[1]	2009	2008[1]
Operating Activities
Net income	$318,870	127,368	837,621	1,739,986
Income (loss) from discontinued operations	(686)	(5,642)	97,104	(4,763)

Income from continuing operations	319,556	133,010	740,517	1,744,749
Adjustments to reconcile income from continuing operations to net cash provided by operating activities
Depreciation, depletion and amortization	281,318	186,769	919,055	667,265
Impairment of long-lived assets	5,240	—	5,240	—
Amortization of deferred major repair costs	6,831	6,743	26,103	27,294
Expenditures for asset retirements	(4,386)	(2,027)	(48,694)	(9,240)
Dry holes	41,016	75,576	125,244	129,459
Amortization of undeveloped leases	16,679	26,624	83,213	112,052
Accretion of asset retirement obligations	7,020	8,854	26,154	24,484
Deferred and noncurrent income tax charges	50,665	15,729	97,119	233,076
Pretax (gains) losses from dispositions of assets	27	865	(3,709)	(133,717)
Net (increase) decrease in operating working capital other than cash and cash equivalents	(52,915)	(21,644)	(191,944)	93,710
Other	7,801	(491)	87,349	35,304

Net cash provided by continuing operations	678,852	430,008	1,865,647	2,924,436
Net cash provided (required) by discontinued operations	(686)	13,240	(1,014)	115,476

Net cash provided by operating activities	678,166	443,248	1,864,633	3,039,912

Investing Activities
Property additions and dry holes	(436,566)	(624,260)	(1,978,598)	(2,179,011)
Hankinson ethanol plant acquisition[2]	(10,000)	—	(10,000)	—
Purchase of investment securities[3]	(776,331)	(255,730)	(2,531,515)	(1,043,473)
Proceeds from maturity of investment securities[3]	791,619	446,500	2,172,830	623,133
Proceeds from sale of assets	46	622	1,616	361,961
Expenditures for major repairs	(14,725)	(18,939)	(30,253)	(57,604)
Other - net	(7,896)	(7,566)	(34,050)	(21,256)
Investing activities of discontinued operations
Sales proceeds	—	—	78,908	—
Other	—	(1,554)	(845)	(6,949)

Net cash required by investing activities	(453,853)	(460,927)	(2,331,907)	(2,323,199)

Financing Activities
Increase (decrease) in notes payable	(210,000)	(40,417)	243,500	(487,612)
Decrease in nonrecourse debt of a subsidiary	—	—	(2,572)	(5,235)
Proceeds from exercise of stock options and employee stock purchase plan	4,152	8,224	12,746	29,687
Excess tax benefits related to exercise of stock options	1,669	1,621	4,143	20,288
Cash dividends paid	(47,762)	(47,666)	(190,788)	(166,501)

Net cash provided by (used in) financing activities	(251,941)	(78,238)	67,029	(609,373)

Effect of exchange rate changes on cash and cash equivalents	13,705	(66,073)	35,279	(114,937)

Net decrease in cash and cash equivalents	(13,923)	(161,990)	(364,966)	(7,597)
Cash and cash equivalents at beginning of period	315,067	828,100	666,110	673,707

Cash equivalents at December 31	$301,144	666,110	301,144	666,110

[1]	Reclassified to conform to current presentation.
[2]	The 2009 periods exclude nonrecourse seller financing of $82 million related to the Company’s acquisition of an ethanol plant.
[3]	Represents investments in Canadian government securities with maturities longer than 90 days at time of purchase.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2008)

(Millions of dollars)

	Dec. 31, 2009	Dec. 31, 2008

Total current assets	$3,405.5	$2,847.0
Total current liabilities	2,214.1	1,888.2
Total assets	12,827.0	11,149.1
Long-term debt
Notes payable	1,271.2	1,026.2
Nonrecourse debt	82.0	—
Stockholders’ equity	7,246.3	6,278.9

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Capital expenditures - continuing operations
Exploration and production
United States	$75.5	71.4	364.3	424.6
Canada	88.0	130.9	340.1	489.6
Malaysia	164.7	265.1	794.8	758.8
Other	36.6	115.0	308.4	255.4

	364.8	582.4	1,807.6	1,928.4

Refining and marketing
North America	163.1	68.2	274.1	341.3
United Kingdom	33.5	38.5	101.8	84.9

	196.6	106.7	375.9	426.2

Corporate	20.9	.9	22.9	3.2

Total capital expenditures - continuing operations	582.3	690.0	2,206.4	2,357.8

Charged to exploration expenses*
United States	8.0	8.1	27.5	58.2
Canada	5.4	3.8	10.0	18.9
Malaysia	41.3	45.5	55.8	94.7
Other	9.8	50.1	88.7	60.6

Total charged to exploration expenses	64.5	107.5	182.0	232.4

Total capitalized	$517.8	582.5	2,024.4	2,125.4

* Excludes amortization of undeveloped leases of	$16.7	26.6	83.2	112.0

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net crude oil, condensate and gas liquids produced – barrels per day	138,269	129,257	131,839	118,254
Continuing operations	138,269	122,303	130,522	110,842
United States	21,655	8,568	17,053	10,668
Canada – light	48	—	18	46
– heavy	6,329	7,540	6,813	8,484
– offshore	10,977	15,670	12,357	16,826
– synthetic	14,033	14,312	12,855	12,546
United Kingdom	2,987	4,726	3,361	4,869
Malaysia	77,925	71,487	76,322	57,403
Republic of the Congo	4,315	—	1,743	—
Discontinued operations	—	6,954	1,317	7,412

Net crude oil, condensate and gas liquids sold – barrels per day	130,386	140,112	126,349	123,854
Continuing operations	130,386	131,543	125,187	116,080
United States	21,655	8,568	17,053	10,668
Canada – light	48	—	18	46
– heavy	6,329	7,540	6,813	8,484
– offshore	10,580	18,351	12,455	16,690
– synthetic	14,033	14,312	12,855	12,546
United Kingdom	2,478	6,105	2,445	5,739
Malaysia	71,403	76,667	72,575	61,907
Republic of the Congo	3,860	—	973	—
Discontinued operations	—	8,569	1,162	7,774

Net natural gas sold – thousands of cubic feet per day	306,039	52,537	187,266	55,518
United States	51,626	42,714	54,255	45,785
Canada	81,193	40	54,857	1,910
United Kingdom	5,635	4,218	3,501	6,424
Malaysia – Sarawak	108,322	—	28,070	—
– Kikeh	59,263	5,565	46,583	1,399

Total net hydrocarbons produced – equivalent barrels per day*	189,276	138,013	163,050	127,507
Total net hydrocarbons sold – equivalent barrels per day*	181,393	148,868	157,560	133,107

*	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Weighted average sales prices
Crude oil, condensate and natural gas liquids – dollars per barrel (1)
United States	$72.08	43.29	60.08	95.74
Canada (2) – light	64.54	—	64.24	70.37
– heavy	53.85	17.61	40.45	59.05
– offshore	72.64	57.25	58.19	96.69
– synthetic	74.31	56.32	61.49	100.10
United Kingdom	74.62	45.47	61.31	90.16
Malaysia (3)	65.06	50.54	55.51	87.83
Republic of the Congo	69.04	—	69.04	—
Natural gas – dollars per thousand cubic feet
United States (1)	$4.34	7.13	4.05	9.67
Canada (2)	4.07	5.43	3.09	6.40
United Kingdom (2)	4.87	9.82	5.04	10.98
Malaysia – Sarawak	4.04	—	4.05	—
– Kikeh	.23	.23	.23	.23

Refinery inputs – barrels per day	245,964	247,561	244,964	242,527
North America	143,103	136,581	142,005	129,939
United Kingdom	102,861	110,980	102,959	112,588

Petroleum products sold – barrels per day	549,038	547,068	536,474	539,000
North America	445,445	437,008	432,700	427,490
Gasoline	328,786	323,902	319,549	313,827
Kerosine	10,035	10,979	11,928	4,606
Diesel and home heating oils	81,656	79,693	76,599	86,933
Residuals	17,436	14,706	15,501	14,837
Asphalt, LPG and other	7,532	7,728	9,123	7,287
United Kingdom	103,593	110,060	103,774	111,510
Gasoline	32,188	34,304	30,007	34,125
Kerosine	14,179	15,913	12,954	14,835
Diesel and home heating oils	31,027	35,445	35,721	34,560
Residuals	13,124	8,845	10,560	12,744
LPG and other	13,075	15,553	14,532	15,246

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Prices are net of payments under the terms of the production sharing contracts for Blocks K and SK 309.